Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report on Form 10-Q of Quicksilver Resources Inc. (the “Company”) for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Philip W. Cook, Senior Vice President – Chief Financial Officer of the Company, and Glenn Darden, President and Chief Executive Officer of the Company, each certifies that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 8, 2006

By:	/s/ Philip W, Cook	By:	/s/ Glenn Darden
	Philip W. Cook		Glenn Darden
	Senior Vice President – Chief Financial Officer		President and Chief Executive Officer